UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2004

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 17, 2004, Pentair, Inc. (the “Company”) announced its Board of Directors has approved a two-for-one stock split of the Company’s outstanding common stock. The stock split will be effected in the form of a 100 percent stock distribution of one additional share of the Company’s common stock for each issued share of common stock held of record on June 1, 2004. The Board of Directors also approved an increase in the Company’s regular quarterly cash dividend of approximately five percent effective with the quarterly dividend payable on August 13, 2004, to shareholders of record as of July 30, 2004.

A press release on this subject was issued on May 17, 2004, and is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits – The following exhibits are provided as part of the information furnished under Item 5 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated May 17, 2004 announcing the approval of a two-for-one stock split of the Company’s outstanding common stock and a five percent increase in the quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 17, 2004.

PENTAIR, INC.
Registrant

By	/s/ David D. Harrison
David D. Harrison Executive Vice President and Chief Financial Officer (Chief Accounting Officer)